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                                                                   EXHIBIT 99.3


                                SECOND AMENDMENT
                                     TO THE
                               COMDIAL CORPORATION
                                   401(k) PLAN

         SECOND AMENDMENT to the Comdial Corporation 401(k) Plan, by Comdial Corporation (the "Employer").
         The Employer maintains the Comdial 401(k) Plan, originally effective as of January 1, 1989, amended and restated effective as of January 1, 1997 (the "Plan").
         The Employer has the power to amend the Plan and now wishes to do so. NOW, THEREFORE, the Plan is amended as follows:

         I. Effective December 1, 1998, the second paragraph of the Background Section of the Plan is amended by deleting the last sentence and replacing it with the following:

                  Effective December 1, 1998, T. Rowe Price Trust Company has agreed to serve as Trustee of the Plan.

         II. Effective December 1, 1998, Section 1.2 is amended in its entirety to read as follows:

                  Adjustment Date: Each December 31 and such other dates as determined by the Plan Administrator.


         III. Effective January 1, 1997, Section 1.17(a)(ii) is amended in its entirety to read as follows:

                  (ii) Received Section 415 Compensation from the Employer and Related Companies in excess of $80,000 during the preceding Plan Year and, to the extent elected by the Employer pursuant to applicable treasury regulations, was in the top 20% of Employees, when ranked on the basis of Section 415 Compensation paid during the preceding Plan Year.

         IV. Effective January 1, 1997, Section 1.17(b) is amended in its entirety to read as follows:

                  (b) For purposes of determining the number of Employees in the top 20% of Employees described in subsection (a)(ii), the following Employees shall be excluded:

         V. Effective December 12, 1994, Section 1.18(f) is amended in its entirety to read as follows:

                  (f) Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") and the special rules relating to veterans' reemployment rights under USERRA pursuant to Code section 414(u).

         VI. Effective January 1, 1998, Section 1.31 is amended in its entirety to read as follows:

                  1.31 Section 415 Compensation: An Employee's total annual compensation received from an Employer and Related Companies during a Plan Year, as defined in the Treasury Regulations issued under Code section 415. "Section 415 Compensation" includes an Employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer and Related Companies (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips and bonuses). "Section 415 Compensation" shall include any elective deferral (as defined in Code section 402(g)(3)) and any amount contributed or deferred at the election of the Employee that is not includible in the gross income of the Employee by reason of Code section 125. "Section 415 Compensation" does not include:

                           (i) Contributions made by an Employer or a Related Company (other than Salary Reduction Contributions) to a plan of deferred compensation to the extent that the contributions are not includible in the Employee's gross income for the taxable year in which they are contributed.

                           (ii) Amounts received from the exercise of a non-qualified stock option or from restricted property.

                           (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.

                           (iv) Other amounts that receive special tax benefits,
                   such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee).

         VII. Section 3.2 is amended by deleting the last two sentences and replacing them with the following:

                  A Participant may elect to defer from 1% to 17% (in whole percentages) of his "Salary Reduction Compensation" during a Plan Year for purposes of making Salary Reduction Contributions. For purposes of this Section 3.2, "Salary Reduction Compensation" shall mean Compensation, as defined in
                  Section  1.8,  reduced  by any bonus  paid to the  Participant under the Comdial Cost Reduction Program or any replacement for such program.
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         VIII.    Effective January 1, 1995, Section 4.4(a) is amended in its entirety to read as follows:

                  (a)   Notwithstanding   any  other  provisions  of  the  plan,
                  contributions and other additions with respect to a Participant exceed the limitation of Code section 415(c) if, when expressed as an Annual Addition (within the meaning of Code section 415(c)(2)) to the Participant's Account, such Annual Addition is greater than the lesser of: (i) $30,000; or
                  (ii) 25% of the Participant's 415 Compensation.

         IX. Effective January 1, 1997, Section 4.8(g) is amended in its entirety to read as follows:

                  (g) The leveling method of reducing an Employee's Excess Contributions and an Employee's Aggregate Contributions means the method of reducing the Excess Contributions and Excess Aggregate Contributions of Highly Compensated Employees as described in Code section 401(k)(8)(C) and 401(m)(6)(C), respectively, and the Treasury Regulations and guidance promulgated thereunder.

         X.       Section 5.1(a) is amended in its entirety to read as follows:

                  (a) Effective January 1, 1999,  subject to subsections (b) and
                  (c) below, for Participants who have at least one Hour of Service on or after January 1, 1999, a Participant shall become vested in his Employer Contributions Account according to the following schedule:

                           Years of Service                   Vested Percentage
                           ----------------                   -----------------

                           Less than 1 Year                           0%
                                  1 Year                             20%
                                  2 Years                            40%
                                  3 Years                            60%
                                  4 Years                            80%
                                  5 Years or more                   100%

                  Participants who do not perform an Hour of Service on or after January 1, 1999 shall become vested according to the vesting schedule in effect on December 31, 1998.

         XI. Effective January 1, 1997, Section 6.6(c) is amended in its entirety to read as follows:

                  (c) Notwithstanding any provision in the Plan to the contrary, the vested Account of a 5% Owner must begin to be distributed by the April 1 following the calendar year in which the Participant attains age 70 1/2. In all other cases, a Participant's Account must begin to be distributed by no later than the April 1 following the later of the calendar year in which the Participant (i) retires, or (ii) attains age 70 1/2. A Participant who has attained age 70 1/2 before January 1, 1997 shall continue to receive minimum distributions under the provisions of Code section 401(a)(9) as in effect before January 1, 1997 unless the Participant elects to defer distribution of his Account until no later than April 1 following the calendar year in which the Participant retires. The provisions of this Section 6.6 shall be administered in accordance with applicable Treasury Regulations and Internal Revenue Service rulings and other releases. Distributions under this section shall be made under uniform procedures established by the Administrator. These rules apply notwithstanding any other provision in the Plan to the contrary.

         XII.     Section 6.8(f) is deleted in its entirety.

         XIII.    Section 6.9(a) is amended in its entirety to read as follows:

                  (a) A Participant may make a withdrawal from the vested portion of his Employer Contribution Account and Prior Plan Employee Contribution Account as of any Adjustment Date. Notwithstanding the preceding sentence, unless a Participant is making a withdrawal on account of a financial hardship as described in Section 6.8(b), no withdrawal may be made from contributions that were made to his Employer Contribution
                  Account: (i) during the Plan Year in which the withdrawal request was made, or (ii) during the preceding two Plan Years.

         XIV.     Section 6.9(b) is amended in its entirety to read as follows:

                  (b) In addition to withdrawals under Section 6.8 and 6.9(a), a Participant who has attained age 59 1/2 may make an election to withdraw any portion of his vested Account balance in all of his Accounts. The election must be made in writing, on the form provided by the Plan Administrator and delivered to the Plan Administrator. The distribution shall be made as soon as administratively practicable after receipt of the withdrawal request.

         XV. Section 6.13(b)(i) is amended by adding the following new sentence at the end thereof:

                  Effective January 1, 1999, hardship withdrawals under Section 6.8(b) are not an eligible rollover distribution.

         XVI.     Section 6.13(c) is amended in its entirety to read as follows:

                  Rollovers will be made under uniform procedures established by the Plan Administrator.

         XVII.    Section 14.1(a) is amended in its entirety to read as follows:

                  (a) The Trustee may receive, with the consent of the Plan Administrator, the transfer of assets previously held under a qualified plan for the benefit of a person who is a

                  Participant in this Plan. The assets may be received directly from the trustee of a qualified plan, or they may be received as a rollover contribution from a qualified plan or from an individual retirement account. Any plan from which assets are received must be a plan qualified under Code Section 401 at the time of the transfer, and any rollover individual retirement account must be an individual retirement account within the meaning of Code Section 408 at the time of the rollover.

         XVIII.   Unless otherwise provided, this Amendment shall be effective
January 1, 1999.

         XIX. In all respects not amended, the Plan is hereby ratified and confirmed

                                   * * * * * *

         To record the adoption of the Amendment set forth above, the Employer has caused this document to be signed on this 29th day of November, 1998


                                                  COMDIAL CORPORATION


                                                  By:  /s/ Christian L. Becken
                                                      --------------------------